Exhibit 10.69

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

DEVELOPMENT SUPPLY AGREEMENT

This Development Supply Agreement, effective as of June 22, 2005 (the “Effective Date”), is made by and between **** (hereinafter ****) and Antares Pharma AG, having its principal offices at Geweberstrasse 18, 4123 Allschwil, Switzerland (hereinafter “Antares”).

Antares is in the business of marketing branded pharmaceutical products and has developed an orally disintegrating version of **** (“Product”). Antares desires to have **** develop a manufacturing and testing protocol for the Product and to manufacture quantities of the Product for use in testing to support Antares’ regulatory filing. **** is engaged in the business of commercial manufacturing, formulating and developing pharmaceutical products in finished dosage form. The parties wish to enter into this Agreement to have **** develop and manufacture the Product according to the terms and conditions of this Agreement.

NOW, THEREFORE, in view of this foregoing premise and in consideration of the foregoing premises and in consideration of the mutual covenants set forth below, the parties agree as follows:

1.      DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following respective meanings:

1.1    "Development Program" shall mean the program outlined in Appendix 1 hereto.

1.2    “**** Development Activities” shall mean the activities for which **** has agreed to be responsible in the Development Program.

1.3    “Formulation” shall mean the orally disintegrating tablet formulations developed hereunder and the protocols, batch records and all other relevant manufacturing information regarding the same.

1.4    "Product" shall mean an orally disintegrating version of the **** oral tablet.

1.5    “Specifications” means those protocols and standard operating procedures, including without limitation, formulations, processes, quality control, compression, labeling, packaging, finishing, storage and release requirements and/or procedures and all requisite analyses and tests conducted in connection with any of the foregoing, in each instance conforming to cGMP, utilized in the course of the manufacture of the Product as the same are specified in writing by Antares and ****.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

2.      CONFIDENTIALITY

        The parties acknowledge that the Confidentiality Agreement between the parties dated April 20, 2005 (the “Confidentiality Agreement”) shall continue to govern the parties’ respective obligations to one another with regard to the confidential information each has disclosed to the other and shall continue to disclose to the other in connection with this Agreement. The parties’ respective obligations with regard to any such confidential information shall survive the termination of this Agreement in accordance with the terms of the Confidentiality Agreement.

3.      CONDUCT OF DEVELOPMENT PROGRAM

          (a)        **** will be responsible for performing all tasks associated with the development of Product that are included within the **** Development Activities. It is understood that Antares’ entire financial responsibility with respect to the **** Development Activities are the payments to be made by Antares to **** in accordance with Appendix 1. Any payment shall be made on a non-refundable basis unless otherwise expressly indicated.

          (b)        In the course of performing the **** Development Activities, **** will provide Antares or its representative with reasonable and prompt, prior notice of all meetings or conferences between **** representatives (including any consultants and other subcontractors) and any regulatory authorities that are involved in review or approval of any step in the development process and will give Antares the right to have representatives attend all such meetings and conferences. Antares acknowledges that the timing of such meetings may be dictated by the regulatory authorities and may not be within the control of **** and that Antares ability to attend such meetings may be affected by the dictates of such authorities.

          (c)        During the Development Program, **** shall keep Antares or its representative informed on a regular basis of its progress related to the development of Product. In a timely manner and on a regular basis during the Development Program (but no less often than monthly), **** shall provide Antares or its representative with all meeting minutes and relevant data and updated timelines which shall describe **** progress with respect to its development efforts under this Agreement.

          (d)        Antares or its representative may, at any time Antares reasonably requests and with the prior approval of **** (which approval shall not be unreasonably withheld or delayed), visit the sites of any activities being conducted by **** or by any of its consultants or other subcontractors in connection with the Development Program or any inspections by any federal, state or local regulatory agency relating to the Product. **** shall cause appropriate individuals involved in the Development Program to be reasonably available for consultation with Antares.

          (e)        It is understood that the nature, sequence and timing of the **** Development Activities as described herein shall not be modified absent the mutual written agreement of **** and Antares. However, the parties agree that the nature of the development process is such that modifications may be desirable or reasonably necessary at certain times and, therefore, the parties will follow the procedures set forth in this subsection (e) to implement any changes

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

deemed necessary. In the event that either of the parties believes that changes to the Development Program are required, that party shall immediately notify the other party in writing of the exact nature of any desired changes and the specific reasons therefor. If the parties are in agreement that changes to the Development Program should be made, then this Agreement shall be amended by the parties as and to the extent necessary and the appropriate party shall implement such changes in the Development Program. Unless and to the extent otherwise specifically agreed by the parties, any and all cost increases or decreases associated with any agreed upon changes to the Development Program shall be as set forth in such mutually agreed upon amendment to this Agreement.

          (f)        **** agrees that, at all times during the performance of any of the **** Development Activities, it will act in accordance with cGMP and all United States applicable laws, rules and regulations (including, without limitation, any rules and regulations of the FDA). **** represents and warrants: (i) that it will at all times use commercially reasonable efforts in the conduct of the **** Development Activities, (ii) its facilities and resources are adequate to perform the **** Development Activities, and (iii) that the **** personnel assigned to perform the **** Development Activities under this Agreement have the requisite skills and training to carry out the **** Development Activities in a professional and workmanlike manner.

          (g)        **** will use commercially reasonable efforts to complete the **** Development Activities within the timelines set forth herein and in Appendix 1. Antares acknowledges and agrees that **** will require certain information and reasonable cooperation from Antares in order to properly perform the **** Development Activities within the timelines set forth herein and in Appendix 1 and that **** is not responsible for delays in its performance caused by Antares’ failure to provide such information and reasonable cooperation to **** in a timely manner.

4.      REGULATORY

          (a)        It is understood that **** will provide Antares with all reasonable assistance with respect to all filings with the FDA including the CMC section of the **** describing the manufacturing process for the Product.

          (b)        **** agrees, upon request from Antares, promptly to provide Antares with such information as Antares may reasonably require to complete any and all United States regulatory filings and submissions.

          (c)        Subject to the limitations set forth herein and for the avoidance of doubt, it is understood that Antares will be the owner of the Product **** and will have sole and exclusive rights to market and sell the Product in the United States. **** shall not directly or indirectly, on its own behalf or on behalf of others engage in the development, manufacturing, and/or supply of a solid, orally administered ODT (orally disintegrating tablet) **** dosage form during the term of this Agreement and for a period of one year thereafter provided, however, that if Antares engages **** to provide **** Development Activities that run for a period of at least two years under this Agreement, the latter period shall be extended to run for a period of two years; provided, further however, in the event the agreement is terminated due to a breach of any of

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Antares’ obligations hereunder, **** shall not be bound by the foregoing restriction, which shall be null and void.

5.      MANUFACTURE

At such time as Antares begins commercialization of the Product, but subject to Antares offering **** the first opportunity to enter into a mutually agreeable Manufacturing Agreement, **** will manufacture the Product in accordance with the terms and conditions of the Manufacturing Agreement.

6.     OWNERSHIP OF MATERIALS AND INFORMATION

(a)     All data, information, reports and any and all related documentation, which are developed, generated or derived, directly or indirectly, by **** (or by any subcontractor or agent of ****) for Antares during the course of this Agreement (the “Data”), and all inventions, discoveries, formulae (including the Formulation), procedures, any other intellectual property, and any improvements thereto, whether patentable or not, which result or evolve directly, during the course of this Agreement or as a result of the services performed hereunder by **** (or by any subcontractor or agent or ****) (together with any Data relating thereto, the “Inventions”), shall be and remain the sole and exclusive property of Antares if related to the Product; provided, however, any Inventions made, developed or discovered solely by **** (or by any subcontractor or agent of ****) that constitute an invention, improvement or other intellectual property relating to drug delivery technology, formulation (exclusive of the Product itself), analysis or manufacturing process of pharmaceutical products (together with any Data relating thereto, “**** Inventions”), shall be and remain the property of ****, and **** hereby grants to Antares a royalty-free, exclusive worldwide license (including the right to sublicense) to develop, use, manufacture and sell such **** Inventions in connection with the development, use, manufacture, importation, and sale of the Product. Except as specifically set forth herein, neither **** nor its employees or agents shall have or acquire any right, title or interest in Inventions. **** shall promptly disclose in writing to Antares any Inventions. If related to the Product and to the extent not **** Inventions, **** shall assign any and all rights in any Inventions to Antares and shall assist Antares, at no cost to ****, in perfecting its rights in such Inventions.

(b)     **** agrees that it will not abandon the prosecution of any patent applications directed to the **** Inventions nor will it fail to make any payment or fail to take any other action necessary to maintain its rights to an issued patent or any other item included in the **** Inventions without providing Antares reasonable notice of its intention to abandon or not maintain such patent or patent application and giving Antares the opportunity to take such action at Antares’ expense whereupon **** shall transfer title to the patent or application to Antares. **** also agrees that it will at all times take all commercially reasonably available steps to prevent the disclosure, misappropriation or misuse of any trade secrets and other non-patented technology included in the **** Inventions. **** and Antares shall each promptly notify the other in writing of any alleged or threatened infringement of patents or patent applications included in the **** Inventions by a **** product of which they become aware. If, in the reasonable judgment of Antares, any such actual or alleged infringement poses a material threat to the development,

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

commercial viability or success of the Product, Antares shall have the right to prosecute any such infringement using counsel of its selection and **** shall provide Antares with its full support, at Antares cost and expense, including joining in such an action as a co-party plaintiff if required. The cost of such infringement prosecution will be borne by Antares. Any recoveries or damages derived from such action shall also be for the account of Antares, to the extent relating to the Product.

7.      TERMINATION

          (a)        Antares, but not ****, may terminate this Agreement at any time and for any reason at the sole discretion of Antares upon thirty (30) days advance written notice to ****. Upon such termination, Antares shall pay all costs incurred by **** for work performed prior to the effective date of termination, provided **** provides written evidence that such costs have been incurred and such work performed, and for non-cancelable costs incurred by **** and costs associated with concluding any in-process testing and provision of final reports, in accordance herewith through the effective date of such termination. Either party may terminate this Agreement if the other party is in default of any of its material obligations set forth herein, and such breach is not cured within sixty (60) days, which time period shall be reduced to twenty-five (25) days for any default of any monetary obligation, after the breaching party’s receipt of a written notice from the non-breaching party that describes such breach in reasonable detail. Unpaid balances shall bear interest at a rate of 12% per annum unless determined not to be properly payable.

          (b)        The expiration or termination of this Agreement for any reason shall not relieve the parties of any obligation that accrued prior to such expiration or termination.

8.      NOTIFICATION OF SUB-CONTRACT LABS

          Insofar as **** anticipates using contract laboratories for some of the activities described in this Agreement, **** shall notify Antares when use of such contract laboratories becomes necessary and subject to Antares’ consent, which shall not be unreasonably withheld, **** may employ such laboratories. **** shall be responsible for assuring that any contract lab used complies with Good Laboratory Practices.

9.      WARRANTIES

          (a)        **** represents and warrants to Antares that it has the full power and authority to enter into this Agreement and to grant to Antares the rights granted hereunder and that this Agreement is enforceable against **** in accordance with its terms, and that the execution and performance of this Agreement by **** is not subject to any restriction of any kind and will not violate any laws, decrees, agreements or the corporate governance and organizational documents of ****, which restriction or violation might have any material adverse effect on the exercise or scope of the rights of Antares hereunder.

          (b)        **** warrants and covenants that it will perform all of its obligations under this

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Agreement in accordance with all applicable United States laws and regulations. Without limiting the generality of the foregoing, **** warrants and covenants that all CTM will meet the Specifications and will have been produced in compliance with cGMPs and that upon delivery any Product supplied hereunder will meet the applicable Specifications and otherwise be as warranted herein and will not be adulterated or misbranded within the meaning of the Food Drug and Cosmetic Act. **** further represents and warrants that neither it nor any of its officers or employees nor anyone providing services to it in conjunction with this Agreement has been debarred under 21 U.S.C.§ 335(a) or (b).

          (c)        **** further represents and warrants: (i) to its knowledge and belief, its activities under this Agreement and the manufacture, use, sale and importation of the Product will not infringe the intellectual property rights of any party, and (ii) with regard to its activities under this Agreement, it has not received any notice of infringement or potential infringement from any party.

          (d)        EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, **** MAKES NO EXPRESS OR IMPLIED WARRANTIES OR COVENANTS, STATUTORY OR OTHERWISE, CONCERNING THE DELIVERABLES. WITHOUT LIMITING THE FOREGOING, **** MAKES NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE REGARDING THE DELIVERABLES. Without limiting the foregoing, in no event shall **** shall be responsible for the stability of the Product manufactured in accordance with the Specifications. For the avoidance of doubt, **** will be responsible for testing the stability of the Product.

          (e)        Antares represents and warrants to **** that, except to the extent that any of the following are the obligations(s) of ****: (a) Antares shall comply with applicable laws and regulations and Antares shall keep **** fully informed of any development that would affect **** manufacturing of the Product hereunder; and (b) any active pharmaceutical ingredient furnished by Antares shall meet required Specifications, be suitable for use in the further processing of the Product, and shall not contain any viruses or other deleterious substances which could contaminate the processing operations of **** or any latent defects. Antares further represents and warrants to **** that it has the full power and authority to enter into this Agreement and to grant to **** the rights granted hereunder and that this Agreement is enforceable against Antares in accordance with its terms, and that the execution and performance of this Agreement by Antares is not subject to any restriction of any kind and will not violate any laws, decrees, agreements or the corporate governance and organizational documents of Antares, which restriction or violation might have any material adverse effect on the exercise or scope of the rights of **** hereunder.

          (f)        Each Party represents and warrants that neither it nor any persons supervising, administering or performing any obligations pursuant to this Agreement has ever been, is currently, or at any time during the term of this Agreement shall be: (i) excluded, barred from participation in, or sanctioned by any state or federal health care program, including without limitation Medicare or Medicaid; (ii) the recipient of a criminal conviction related to any such health care program; or (iii) under investigation by the FDA for debarment action or debarred

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. §301 et seq.). No party shall use the services of any person who has been disbarred under the Generic Drug Enforcement Act of 1992, as amended, in any capacity, in connection with any of the Work provided hereunder. It is understood and agreed that this Agreement imposes a continuing obligation upon each party to notify the other of any change of circumstances with regard to this Section.

10.     ACCEPTANCE OF SHIPMENTS; NON-CONFORMANCE

          (a)        **** will manufacture, package and test Product according to the agreed upon procedures and Specifications. **** will notify and obtain written approval from Antares of any and all proposed changes in its manufacturing, packaging or testing procedures relating to Product. All references to Antares in this Article 10 shall include its agent ****.

(b)     For each shipment hereunder, **** shall provide a Certificate of Analysis and within thirty (30) days following delivery to Antares, Antares shall have the right to give **** notice of rejection of any shipment that, in whole or part, fails to meet Specifications or which otherwise breaches **** warranties set forth herein. Antares shall at all times supply **** with any evidence it has that relates to whether any Product delivered to Antares by **** is non-conforming as contemplated hereunder. Failure by Antares to give notice of rejection within 30 days of the date of its receipt shall constitute acceptance by it of the shipment to which the notice of rejection would have otherwise applied. In the event of any disagreement between **** and Antares relating to Product conformance with Specifications or **** warranties set forth herein, the parties will use best good faith efforts to reach an amicable resolution of such disagreement. In the event that resolution cannot be reached, a mutually agreed upon, neutral, independent third party laboratory shall be brought in to resolve the disagreement upon the request of either party. The results of the independent laboratory shall be binding on the parties and non-appealable, and the cost of such independent laboratory shall be borne by the party hereunder determined by the independent laboratory to be the non-prevailing party in such disagreement. For any Product properly rejected pursuant to this Section, such Product shall be returned by Antares to **** at **** expense and shall be replaced by **** at no extra charge to Antares, subject to the Antares’ provision to **** of Antares Materials, including any active pharmaceutical ingredient (“API”). In the event **** cannot replace such defective Product, it shall refund to Antares the amount paid therefor. Notwithstanding anything to the contrary contained herein, **** shall not be responsible for any non-conforming Product except to the extent of its negligence or willful misconduct in the performance of its obligations hereunder.

          (c)        **** will deliver or arrange for the delivery of Product to a destination point designated by Antares, at the expense of Antares, Ex Works (Incoterms 2000), **** loading dock, ****. Title to Product will pass to Antares upon leaving **** loading dock, whereupon Antares will assume all risk of loss or damage.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

11.     INDEMNIFICATION AND INSURANCE

          (a)        Antares agrees to indemnify, defend and hold harmless ****, its stockholders, directors, officers, employees and agents from and against any and all claims, losses, liabilities, lawsuits, proceedings, costs and expenses, including without limitation, reasonable attorney’s fees and the cost of recalls (a “Claim”) arising out of or in connection with: (i) injuries and/or death to humans resulting from the use of any materials provided to **** by Antares (including all manufactured products or materials resulting from the provision of **** services hereunder), including, without limitation, claims based on negligence, warranty, strict liability or any other theory of product liability or a violation of applicable laws or regulations, except to the extent that such injuries or violations are the result of **** negligence or willful misconduct in performing the services hereunder or breach of any covenant or agreement hereunder, (ii) negligence or willful misconduct in advertising, labeling, or improper handling and storage by any person other than ****, (iii) any specifications provided by Antares that are incorrect or do not meet FDA approved specifications, or other instructions given by Antares in connection with any materials provided to **** by Antares or **** services provided hereunder, (iv) any misrepresentation by Antares or breach by Antares of any covenant or agreement hereunder or (v) patent infringement relating to any materials provided to **** by Antares or **** services provided hereunder; except to the extent with regard to clauses (i) through (v) above that such Claim arises from an act or occurrence for which **** has indemnified Antares hereunder.

          (b)        **** shall indemnify and hold harmless Antares and Antares’ affiliates, and its and their stockholders, directors, officers, employees and agents from and against any and all claims, losses, liabilities, lawsuits, proceedings, costs and expenses, including without limitation, reasonable attorney’s fees and the cost of recalls arising out of or in connection with: (i) any negligence or willful misconduct of **** in performing the services hereunder, (ii) any misrepresentation by **** or breach by **** of any covenant or agreement hereunder, or (iii) any claim asserted by a third party that **** in performing the services hereunder has infringed or misappropriated any proprietary or confidential information or intellectual property rights of such third party, except as relate to any materials, specifications or instructions provided to **** by Antares or on behalf of Antares; or (iv) any failure of Product delivered by **** to meet the Specifications except as and to the extent such failure is related to stability of the Product or any defects in the API not attributable to negligent acts or omissions to act by ****; except to the extent with regard to clauses (i) though (iv) above that such Claim arises from an act or occurrence for which Antares has indemnified **** hereunder.

          (c)        IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT DAMAGES OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR REVENUES, EXCEPT TO THE EXTENT THAT THEY ARE RELATED TO A CLAIM OF A THIRD PARTY WHICH IS NOT IN PRIVITY WITH EITHER PARTY THAT IS THE SUBJECT OF ONE OF THE ABOVE INDEMNIFICATIONS.

          (d)        Procedure. Unless and to the extent otherwise specifically provided herein, a party or any of its Affiliates (the “Indemnitee”) that intends to claim indemnification under this

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Article shall promptly notify the other party (the “Indemnitor”) of any loss, claim, damage, or liability arising out of any third party claim or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel of its own choosing; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor, in the opinion of an independent counsel chosen by both parties, would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. An Indemnitee shall not be entitled to indemnification under this Article if any settlement or compromise of a third party claim is effected by the Indemnitee without the consent of the Indemnitor.

          (e)        **** represents and warrants that it has obtained and shall at all times during the term of this Agreement and for at least 3 years following its termination maintain at its own cost and expense, in respect to its performance hereunder: (a) physical damage property insurance on all of the Product **** at all times it is in **** possession and before delivery to the carrier on behalf of Antares. Such insurance shall be in the amount of the full replacement value of all such property and Product; (b) worker’s compensation insurance in accordance with the statutory requirements of ****; and (c) product liability insurance and general liability insurance, including contractual liability insurance, in each case, with a minimum of Five Million Dollars ($5,000,000) per occurrence which includes Antares as an additional insured.

          (f)        Antares represents and warrants that it has obtained and shall at all times during the term of this Agreement and for at least 3 years thereafter maintain at its own cost and expense product liability insurance with respect to the Product with minimum coverage of Five Million Dollars ($5,000,000) per occurrence and which includes **** as an additional insured.

12.     FORCE MAJEURE

     Failure of any party to perform its obligations under this Agreement (except the obligation to make payments) shall not subject such party to any liability or place it in breach of any term or condition of this Agreement to the other party if such failure is caused by any cause beyond the reasonable control of such non-performing party, including, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right.

13.     GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Delaware (exclusive of its conflicts of laws provisions).

14.     DISPUTES; ARBITRATION

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

          (a)        Except as provided in clause (c) below or in Section 6 with respect to disputes regarding non-conforming shipments, all disputes, controversies or claims arising out of or relating to the operation or interpretation of this Agreement shall be resolved by arbitration before one arbitrator in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall be jointly selected by the parties. Any award rendered by the arbitrator shall be final and binding upon the parties and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted in Delaware. The parties shall share the costs and expenses of the arbitrator, and each party shall bear its cost of the arbitration including its own attorney fees.

          (b)        Notwithstanding anything to the contrary contained in this Section, in the event of any breach or threatened breach of this Agreement by either party that the other party believes will cause irreparable harm and damage to it, such party shall be entitled to an injunction, restraining order restraining such breach or threatened breach by the other party and all other remedies which shall be available to it at law or in equity and the parties irrevocably submit to the jurisdiction of any state or federal court sitting in the state of Delaware over any such suit, action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.     NON-SOLICITATION AND HIRING

     During the term of this Agreement and for a period of two (2) years thereafter, regardless of the reason for such termination, neither party will, directly or indirectly, without the prior written consent of the other party, solicit or hire, as an employee or independent contractor, any person who is, or was at any time, employed by or under contract with the other party, unless at the time of the solicitation or hiring, at least one (1) year shall have elapsed since the person was last employed by or under contract with the other party.

16.     MISCELLANEOUS

          (a)        Waiver; Integration; Modification. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter of this Agreement and merges and supersedes all prior discussions, agreements and understandings of every nature between them. No modification or amendment to this Agreement or any other agreement with respect to the subject matter of this Agreement shall be effective unless stated in writing and signed by the parties.

          (b)        Construction. Whenever the context may require, the singular form of names and pronouns shall include the plural and vice-versa. The section and subsection headings are included solely for the convenience of the parties and shall not be used in the interpretation of this Agreement. No rule of construction shall apply to this Agreement that construes any language, whether ambiguous, unclear or otherwise, in favor of or against any party based on the party that drafted such language.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

          (c)        Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (d)        Survival. No termination or expiration of this Agreement shall relieve the parties hereto of any obligation hereunder which by their terms are intended to or may survive the termination or expiration of this Agreement, including but not by way of limitation, the provisions of Sections 2, 4(c), 6, 9, 11, 13, 14, 15, and 16.

          (e)        Relationship Between Parties. **** relationship to Antares shall be that of an independent contractor. No persons engaged by **** shall be considered under the provisions of this Agreement or otherwise as an employee of Antares. Nothing contained in this Agreement shall create or imply the creation of a partnership between Antares and **** and neither party shall have any authority (actual or apparent) to bind the other. Antares acknowledges and agrees that **** (****) is the agent of Antares, **** has the full power to bind Antares with respect to any action required of Antares hereunder and **** shall be entitled to rely on all actions taken by **** purported to be on behalf of Antares.

          (f)        Assignment. Except as provided in Section 8 above or in connection with a sale of substantially all of **** assets, **** shall not assign its rights or obligations under this agreement, and any purported assignment shall be null and void and without force or effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

****	Antares Pharma AG
/s/ **** **** President and CEO/SVP	/s/ Darrio Carrara, PhD Darrio Carrara, PhD Managing Director, Swiss Operations
6/23/2005 Date	June 24, 2005 Date
Billing Contact:
Address:
City, State, Zip:

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Phone:
Fax:
Email Address:
PO Number:

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

APPENDIX 1

DEVELOPMENT PROGRAM

                                                Development and Manufacture of **** Tablets

**** Contact: Address:	**** Vice President of CMC Services ****

Phone: Fax: Email:	**** **** ****

Antares Pharma Contact: Phone: Email:	Holger Kraus Project Manager Antares Pharma AG Gewerbestrasse 18 CH-4123 Allschwil Switzerland +41 (61) 486 41 45 hkraus@antarespharma.ch

****Contacts: Corporate Phone: Corporate Fax:	**** **** **** **** **** **** ****

**** Phone: **** Fax: Email:	**** **** ****

Project number: ****

The proposal is split into three sections:
(A) Project Definition and Scope
(B) Costs
(C) Legal and Signatures

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

(A)     Project Definition and Scope

Antares Pharma AG is planning to file an **** tablet product with the objective being to develop an orally disintegrating version of the **** oral tablet. Antares requires **** to develop the orally disintegrating tablet formulation version of the ****. **** will manufacture one (1) **** of approximately **** tablets for the **** strength and manufacture one (1) **** of approximately **** tablets for the **** strength if the filing is an ****.

Antares Pharma AG (“Antares”) has contracted with **** (**** ) to oversee the pharmaceutical development program.

“Product” is defined as **** in Section 1.4.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

**** tablets is a **** drug indicated for relief of the signs and symptoms of ****. **** was developed by ****.

****, an **** derivative, is a member of the **** and is structurally related to ****. Each **** tablet contains **** for oral administration. **** is chemically designated as ****. The molecular weight is ****.

**** is a **** solid, **** in water, with higher solubility observed in ****. It is very slight soluble in ****. **** has an apparent partition coefficient = ****. **** has pKa ****.

The inactive ingredients in **** tablets include ****.

Antares will supply:

• • • • •	API — (****) with Certificate of Analysis (C of A) and Material Safety Data Sheet (MSDS)
Reference standard and impurities
Innovator Product – up to 3 lots
Technical data package including methods, if any and formulation
Analytical methods for API with validation package, if available

**** will order and invoice to Antares:

• • • • •	Excipients with C of A and MSDS Packaging components with Certificate of Compliance (C of C) and MSDS Analytical columns Tooling per **** specifications - up to 40 stations per set Blister tooling

**** Services:

1.	Materials: **** will order sufficient materials for all activities in this proposal. **** will use stock excipients where possible and will bill for materials and testing at the completion of this contract.

1.1	**** – **** will receive on C of A and perform full release testing. **** will perform I.D. testing on any non GMP batches of API received.

1.2	Excipients – **** will receive on C of A and perform USP full release testing.

1.3	Packaging components – **** will receive on C of C and perform USP full release testing.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

2.	Formulation Development

2.1	**** will develop a discriminating dissolution method and will perform dissolution testing of innovator product – up to three (3) lots to use for comparative dissolution screening.

2.2	**** will provide the formulation for each strength, which is a direct compression.

2.3	**** will prepare a development protocol and have signed by **** prior to initiating development activities.

2.4	Manufacture of two (2) prototypes- one (1) x **** and one (1) x **** at approximately **** tablets in scale. **** will test for the following:

2.4.1	Dissolution Profile if not provided by Antares
2.4.2	Physical Appearance
2.4.3	Assay and Related Substances
2.4.4	Content Uniformity
2.4.5	Disintegration
2.4.6	Moisture by KF
2.4.7	Blend Uniformity
2.4.8	Bulk / Tap Density
2.4.9	Tablet Compression Characteristics (= Tablet properties? See §2.4.11 here below)
2.4.10	Taste Masking Evaluation to be performed by Antares – development samples will be sent to Antares. Results will be provided to **** within one (1) week of receipt of samples in order to maintain project time lines.
2.4.11	Tablet properties (weight variation, hardness, thickness, friability and disintegration)

2.5	**** will perform tablet compression studies on the two (2) tablet strengths.

2.6	The **** prototype will be placed on accelerated stability in two (2) package configurations (aclar blisters and foil/foil blisters) at 40°C/75% RH and will be tested at 1, 2 and 3 months for dissolution and assay and related substances, moisture, appearance and tablets properties. (Total two (2) batches on stability – 1 prototype in 2 package configurations)

Condition	Initial	1 Month	2 Months	3 Months
40°C/75%RH	X	X	X	X
25°C/60%RH		0	0	0
0-Optional

Decision Point 1:      ****, Antares and **** will review the one (1) month stability data to

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

move forward with the manufacture of the feasibility batch.

Decision Point 2:      ****, Antares and **** will review the two (2) month stability data to order the blister tooling (aclar with foil backing or foil/foil).

NOTE: **** will package in blister cards with in house tooling for the development batches in aclar and foil/foil . Tooling will have to be ordered immediately once final formulation and tablet weight, thickness confirmed so prototypes can be sent to blister tooling manufacturer.

3.	Manufacture of the Feasibility/Scale-Up Batches of the **** strengths (Batch sizes will be approximately **** tablets per batch)

3.1	All materials used for the manufacture of the feasibility batches will be released by I.D. unless otherwise specified by ****. See Materials: Sections 1.1 & 1.2
3.2	**** will prepare feasibility batch records and document all activities in the project notebook.
3.3	Operators will wear respirators.
3.4	**** will use the following equipment train:

•	V-Blender
•	Tablet Press

3.5	**** will perform the following in-process testing on the feasibility batches (to be confirmed by ****):

•	Blend Uniformity Assay
•	Bulk and Tap Density
•	Sieve Analysis
•	Tablet properties (weight variation, hardness, thickness, friability and disintegration)

3.6	**** will perform the following finished product testing on the feasibility batches:

•	Appearance
•	Moisture
•	Content uniformity of dosage units
•	Dissolution profile
•	HPLC assay and related substances
•	Disintegration

4.	Manufacture of the one (1) **** and the one (1) **** if **** filing – Batch sizes will yield approximately **** tablets per batch

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

4.1	All materials used for the manufacture of the Batches will be fully released by **** unless otherwise specified by ****. See Materials: Sections 1.1 & 1.2
4.2	**** will prepare Master Batch Records that will be approved by **** at least one (1) week prior to manufacture of the Batches.
4.3	The Batches will be manufactured under cGMP conditions as directed in the Master Batch Records.
4.4	Operators will wear respirators.
4.5	**** will remove periodic samples per the agreed sampling protocols.
4.6	Based on the experience gained from Formulation Development and Feasibility Batches (See Sections 2 and 3), **** will manufacture one (1) **** (**** strength) and one (1) **** (**** strength) of **** tablets if **** filing. The batches will yield approximately **** tablets per batch.

4.7	**** will use the following equipment train:

•	V-Blender
•	Tablet Press

4.8	**** will perform the following in-process testing on the batches (to be confirmed by ****):

•	Blend Uniformity Assay
•	Bulk and Tap Density
•	Sieve Analysis
•	Tablet properties (weight variation, thickness, hardness, friability and disintegration)

4.9	**** will perform the following finished product testing on the batches or as per mutually agreed upon by **** and **** (should meet Master Specifications):
•	Appearance
•	Moisture
•	Content uniformity
•	Dissolution profile
•	HPLC assay and related substances
•	Disintegration

4.10	**** will store, monitor and test the stability of the batches per the **** approved protocols (See Section 6).

5.	Packaging and Labeling of Batches

5.1	Materials: See Section 1.3.

5.2	Packaging and labeling protocols will be prepared by **** one (1) week prior to the manufacture of the batches.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

5.3	The batches will be packaged per **** approved packaging protocols.

5.3.1	Blisters of 10 (ten) tablets with three (3) cards per carton (total 30 tablets)

5.4	The batches will be labeled with ink-jetted lot numbers per **** approved labeling protocols.

5.5	Any remaining tablets will be stored in bulk.

6.	Stability of Batches and ****

6.1	**** will monitor and test, using **** approved stability protocol, the stability of **** and finished product; the stability program is to be initiated as soon as the tablets are manufactured and packaged.

6.2	Stability of the Packaged Product:

6.2.1	The packaged batches of **** tablets (**** strengths) will be set down on stability in blisters. Number of batches will be confirmed once **** has decision from FDA on filing type (e.g. ****). There will be two (2) batches set on stability.

6.2.2	Stability protocols will be developed per ICH guidelines. The stability protocols will include a **** long term stability at 25°C+/-2°C /60% +/-5% RH (25°C/60% RH) and a **** accelerated stability at 40°C+/-2°C /75% +/-5% RH (40°C/75% RH). **** may elect to include a 12 month intermediate stability at 30°C+/-2°C /65% +/-5% RH (30°C/65% RH) in the protocol. Sufficient samples will be placed on stability to meet the stability protocol requirements.

6.2.3	The packaged product on stability will be tested at **** months at 40°C/75% RH and **** months at 25°C/60% RH. Samples stored at 30°C/65% RH will be tested if significant change occurs at the accelerated conditions or by **** request.

Condition	Initial **	****	****	****	****	****	****	****	****	****
25°C/60%RH		0	0	X	X	X	X	X	X	X
40°C/75%RH	X	X	X	X	0
30°C/65%RH*				0	0	0	0
* Optional, will be initiated subsequent to failure at 40°C/75% RH or at **** request
**Release data will be used at Time 0 (initial) if stability is initiated within one (1) month of production

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

6.3	****:

6.4	Stability Tests:

6.4.1	The following tests will be performed on the batches if not specified in the approved protocol otherwise: (**** will confirm testing)

•	Moisture (KF)
•	Physical Appearance
•	Assay and related substances
•	Dissolution
•	Disintegration
•	Leak Testing
•	Moisture permeation
•	Container/Closure
•	Tablet properties (weight variation, hardness, thickness, friability and disintegration)

6.5	General Stability Support:

6.5.1	**** will prepare stability protocols and **** and Antares will review and approve the stability protocols one (1) week prior to initiation of stability study.

6.5.2	**** will complete stability testing within thirty (30) calendar days from the scheduled pull date. **** and Antares will be notified in writing of any testing that will not be completed in this time frame.

6.5.3	**** will provide to **** and Antares test results upon completion at each stability time point and not later than forty-five (45) calendar days from the scheduled pull date.

6.5.4	**** and Antares will be notified of any Out-of-Specification (OOS) Result within three (3) days of completion of Phase I Investigation when the OOS Result was confirmed. Investigations will be billed to Antares based upon work scope.

**** will provide to **** and Antares an updated stability summary table after each stability time point.

7	Analytical Support

7.1	**** will develop and validate the following analytical methods:

•	Cleaning

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

•	Assay and related substances for drug product
•	Dissolution for drug product

7.2	**** will perform validation of the following methods:

•	HPLC Assay and Related Substances for API
•	Residual Solvents for API

7.3	Innovator (Reference) Product Testing concurrent with the ****

•	Dissolution Profile at n=12
•	Content Uniformity at n=30
•	Assay and Related Substances

Note:  Any additional analytical methods will be covered under a separate change order.

8	Filing Documentation

8.1	Master Specifications
8.2	Validation Reports
8.3	Master and Executed Batch Records
8.4	Master Labels
8.5	Stability Reports

**** shall be owned by Antares, and **** submission will be the responsibility of **** (subject to the approval and authorization of Antares).

9	Project Management

9.1.	**** will provide project management including project team meetings, summary status reports, conference calls, project coordination and on site visits.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

10.	General Support

10.1.	**** will coordinate the preparation of Batch Records and they will be signed one (1) week prior to manufacturing; **** will coordinate the preparation of packaging and labeling protocols.

10.2.	**** will be responsible for report writing and issuance of the final report, and the final reports will be jointly approved by **** and ****.

10.3.	cGMP batch records will be prepared by **** and approved by ****.

10.4.	Method Validation or Transfer Protocols for the drug product will be prepared by **** and approved by ****, if required.

10.5.	**** Quality Assurance Department will audit and ensure cGMP compliance for the manufacturing of the ****.

10.6.	Waste from the manufacturing process will be incinerated. Any unused excipients will be destroyed after expiry date, as it arises.

10.7.	Dedicated excipients and packaging components will be destroyed six (6) months after completion of the manufacturing campaign. If **** elects for **** to store the materials longer than six (6) months then there will be a storage charge of $200 per month per ****.

10.8.	Legal support required for execution of agreements will be provided by ****.

10.9.	**** will prepare necessary documentation for **** submission. However, the **** submission will be the responsibility of ****.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Timing and Project Initiation:

The project will commence upon receipt of the signed contract, the drug substance, and the initiation payment, thereafter payments are due thirty (30) days from the date of invoice.

Wire transfer information:

****
****
ABA: ****
A/C #: ****

Timing — Timing will be finalized once the contract is signed but will be in line with **** needs.

Microsoft Project timeline will be provided once contract is signed.

Month 1:	Receive API, signed contract, initiation payment
Initiate formulation development activities
Initiate cleaning method development
Initiate analytical method development
Initiate technical transfer document

Months 2 / 3:	Develop discriminating dissolution method and perform dissolution testing of innovator product
Manufacture of prototypes
Send development samples to **** for taste masking evaluation and results to be provided to **** one (1) week after receipt of samples
Place prototypes on stability (**** set date is preferred)
Develop drug product methods

Months 3 / 4 / 5:	Validate drug product methods Manufacture feasibility batches (week of **** is preferred) Prepare Master Batch Records Order tablet and blister tooling (**** deadline preferred)

Month 5 / 6:	Manufacture **** (Week of **** is preferred) Package **** Place product on stability in one (1) package configuration

Month 7 / 8 / 9:	Provide **** documentation to ****.

(B)      Cost:

Stability is charged at **** for the active per pull point including testing and storage. The stability activities and associated costs are listed in the table below along with the additional cost

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

of testing the 30(Degree)C/65% RH samples according to the stability protocol should **** at the request of Antares elect to test such samples (“optional cost”).

Stability Activity Cost Table
Activity	****Cost
Monitor, test & store up to three (3) years per protocol: 1. Six (6) month stability program
     •    Packaged product stability program for two (2) active batches at the following storage conditions:
          25°C/60% RH at 3 and 6 months and 40°C/75% RH at 1, 2, and 3 months.
          (5) pull points x (2) active batches x (1) packaging configuration x ****

****
Packaged product stability program for one (1) active batch at warehouse conditions at 1, 3 and 6 months. (3) pull points x (2) active batches x (1) packaging configuration x ****
****
2. Additional stability program beyond six (6) months
     •   Packaged product stability program for two (2) active batches at the following storage conditions:
         25°C/60% RH at **** months. (5) pull points x (2) active batches x (1) packaging configuration x ****

****
3. Contingency stability cost for 30°C/65% RH storage condition
• Each condition charged at **** per pull point per active batch
Total Project Cost	****

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Stability Study Payment Schedule

Invoice Issue Date		Amount Due for ****	Invoice Date and #
Stability Set	Initiation Fee (non-refundable up to three (3) months)	****
Month ****	**** month pull point	****
Month ****	**** month pull point	****
Month ****	**** month pull point	****
Month ****	**** month pull point	****
Month ****	**** month pull point	****
Month ****	**** month pull point	****
Total		****

Stability Study Payment Schedule for Bulk Stability

Invoice Issue Date		Amount Due	Invoice Date and #
Stability Set	Initiation Fee (non-refundable up to three (3) months)	****
Total		****

NOTE: Release testing will be considered time 0; however, if the product is not set within thirty (30) days of manufacturing then the initial time point will be required. This cost is not included in this table; therefore, **** will invoice Antares separately for the initial time point.

The Cost Table below lists the cost of each step of the program. If **** and **** with the authorization of Antares mutually agree in writing that additional man-hours are required for completion of a step, **** shall invoice such additional man-hours to Antares provided however, such invoice describes in detail the additional work conducted by ****.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Activity for Orally Disintegrating Tablet – **** Strengths –**** Submission		****
Section 1:	Materials
1.1	API - full release testing will be charged - estimated **** / lot	$TBC
1.2	Excipients - full release testing will be charged - estimated **** / lot; **** will use stock excipients where applicable and may opt to charge on a per Kg basis.	$TBC
1.3	Packaging Components - release testing will be charged - estimated **** / lot; **** will use stock components where applicable and may opt to charge on a per component basis.	$TBC
Section 2:	Formulation Development
2.1	Comparative dissolution of innovator product - 3 lots x **** per lot x 2 strengths	****
2.2	Manufacture of two (2) prototype batches including testing, **** for direct compression to repeat current formulation process	****
2.3	Stability - 3 time points x **** x 1 strength x 2 package configurations	****
Section 3:	Manufacture of Feasibility Batches – two (2) batches (one of each strength) - **** per batch for direct compression	****
Section 4:	Manufacture of ****
4.6	Manufacture of one (1) **** (****) and one (1) **** (****) of approximately **** tablets each - total two (2) batches for **** submission. (**** per batch for direct compression)	****
Section 5:	Packaging and Labeling of ****
5.3	Packaging of one (1) **** into one (1) package configuration and one (1) **** into one (1) package configuration for **** submission with a total of two (2) batches - **** per batch.	****
5.4
Section 6:	Stability of ****
6.2
6.2	Stability of Packaged Product - 10 time points x **** x 2 strengths x 1 batch	****
6.3	****	****
Section 7:	Analytical Support
7.1	Analytical Method Development and Validation
	• Cleaning – method validation	****
	• Assay for drug product	****
	• Dissolution for drug product	****
7.2	Validation of API Methods
• Assay and Related Substances
	• Residual Solvents	****
7.3	Innovator Testing	****
****
Section 8:	**** Documentation	****
Section 9:	Project Management	****
Section 10:	General Support	****
Total		****

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

Non-Stability Payment Schedule

..
Invoice Issue Date	Section Reference	Activity	Amount Due for ****	Invoice Date and #
****	8,9,10	Initiation Payment	****
****	7	Cleaning method validation	****
****	2	Completion of Innovator Testing and Manufacture of Two Prototypes	****
****	2	Stability Initiation of Prototypes (non refundable up to 3 months)	****
****	3	Completion of feasibility batches	****
****	4	Master Batch Records	****
****	4	Executed Batch Records	****
****	5	Executed Packaging and Labeling Protocols	****
****	7	Method Validation Protocols for Drug Product	****
****	7	Method Validation Reports for Drug Product	****
****	7	Method Validation Protocols for API	****
****	7	Method Validation Reports for API	****
****	7	Innovator Testing	****
****	1	Materials & Testing	****
Total			****

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.

In addition to the above costs, Antares shall pay to **** upon receipt of **** invoice for all non-capital materials (excipients, packaging components, HPLC columns, analytical standards, microbial testing and tooling) used in the study at cost plus 10%. **** shall obtain Antares’ prior written approval for any expenditure greater than ****. For high priced items more than ****, **** will charge cost plus 5% to Antares. **** shall invoice Antares for all reasonable and normal out-of pocket travel related expenses, including airfare, room & board, car rental and the like, of **** during any technology transfer phase or project update meetings requested in advance by Antares and ****.

Shipments outside of Service Contract work scope will be invoiced as per the following:

a)	Shipment requests with three (3) days notice will be charged at **** plus shipping costs and a 10% service charge on shipping.

b)	Shipment requests with two (2) days notice will be charged at **** plus shipping costs and a 10% service charge on shipping.

c)	Shipment requests with twenty-four (24) hours notice will be charged at **** plus shipping costs and a 10% service charge on shipping.

**** — Denotes portions omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934. A copy of this agreement with the omitted information intact has been filed separately with the Securities and Exchange Commission.